Exhibit 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Avega Health Systems, Inc.
Alpharetta, Georgia

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated September 8, 2006, relating to the financial statements of Avega Health Systems, Inc. included in the MedAssets, Inc. Registration Statement on Form S-1 (File No. 333-145693), filed with the U.S. Securities and Exchange Commission.

/s/ BDO Seidman, LLP

Atlanta, Georgia
January 29, 2008